EXHIBIT 99.3

PEOPLES SERVICE COMPANY AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
June 30, 2014 and 2013

	2014	2013
ASSETS

Cash and cash equivalents, including
interest-bearing accounts of $792,998 in 2014
and $8,658,160 in 2013	$5,602,552	$13,166,816
Interest-bearing time deposits	20,813,000	20,108,146
Securities available-for-sale	31,871,781	32,135,901
Federal Home Loan Bank stock, at cost	927,300	993,900
Loans, net of allowance for loan losses of
$3,332,836 in 2014 and $3,668,740 in 2013	193,096,615	191,072,995
Accrued interest receivable	611,352	873,413
Foreclosed and repossessed assets	1,478,535	2,358,226
Property and equipment, net	10,848,172	10,950,438
Deferred income taxes, net	431,373	768,593
Other assets	154,428	220,825

Total assets	$265,835,108	$272,649,253

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Customer deposits	$220,176,791	$226,752,640
Borrowings	17,920,963	18,745,141
Subordinated debentures issued to Capital Trust	6,495,000	6,495,000
Income taxes payable	61,480	352,873
Other liabilities	557,420	767,778
Total liabilities	245,211,654	253,113,432

Equity:
Peoples Service Company's stockholder's equity:
Common stock, $.01 par value; 3,000,000 shares
authorized; 808,790 shares issued and outstanding	8,088	8,088
Additional paid-in-capital	600,384	600,384
Retained earnings	15,218,362	14,525,411
Accumulated other comprehensive income	66,009	(187,355)
Total Peoples Service Company's stockholder's equity	15,892,843	14,946,528
Noncontrolling interest	4,730,611	4,589,293
Total equity	20,623,454	19,535,821
Total liabilities and stockholders' equity	$265,835,108	$272,649,253

PEOPLES SERVICE COMPANY AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Six Months Ended June 30, 2014 and 2013

	2014	2013
Interest income:
Loans	$4,931,849	$5,545,733
Securities	283,188	152,567
Other	92,572	62,763
Total interest income	5,307,609	5,761,063

Interest expense:
Customer deposits	525,593	748,151
Subordinated debentures issued to Capital Trust	66,521	68,277
Federal funds purchased	10	20
Borrowings	342,016	353,116
Total interest expense	934,140	1,169,564

Net interest income	4,373,469	4,591,499

Provision for loan losses	-	-
Net interest income after provision for loan losses	4,373,469	4,591,499

Noninterest income:
Service charges on deposit accounts	220,123	231,932
Other service charges and fees	405,602	435,874
Other income	14,750	4,070
Total noninterest income	640,475	671,876

Noninterest expense:
Compensation and employee benefits	2,470,368	2,485,986
Occupancy and equipment	729,946	725,061
Telephone	85,968	95,714
Deposit insurance premiums	97,466	105,251
Foreclosure expenses	33,620	52,615
Data processing	121,215	108,386
Professional Fees (including $420,885 of Transaction Expenses in 2014)	490,030	57,260
Advertising	54,412	80,857
Loss on available-for-sale securities	162,995	-
(Gain) loss on property, equipment and foreclosed assets	(86,692)	114,509
Other	276,287	284,704
Total noninterest expense	4,435,615	4,110,343

Income (loss) before taxes	578,329	1,153,032
Income tax (benefit) expense	212,051	423,755

Net income (loss)	366,278	729,277
Less: Net income (loss) attributable to the noncontrolling interest	82,558	155,301

Net income (loss) attibutable to Peoples Service Company	$283,720	$573,976

PEOPLES SERVICE COMPANY AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Six Months Ended June 30, 2014

	Peoples Service Company Stockholders' Equity
						Total
					Accumulated	Peoples Service
			Additional		Other	Company
	Common Stock		Paid-in	Retained	Comprehensive	Stockholders'	Noncontrolling	Total
	Shares	Amount	Capital	Earnings	Income (Loss)	Equity	Interest	Equity
Balances at December 31, 2012	808,790	$8,088	$600,384	$13,951,434	$96,192	$14,656,098	$4,593,466	$19,249,564

Net loss	-	-	-	983,208	-	983,208	269,940	1,253,148
Change in net unrealized gain (loss) on
securities available-for-sale, net
of taxes of $229,616	-	-	-	-	(314,257)	(314,257)	(76,712)	(390,969)

Dividends paid	-	-	-	-	-	-	(184,440)	(184,440)

Balances at December 31, 2013	808,790	8,088	600,384	14,934,642	(218,065)	15,325,049	4,602,254	19,927,303

Net Income	-	-	-	283,720	-	283,720	82,558	366,278
Change in net unrealized gain (loss) on
securities available-for-sale, net
of taxes of $(207,563)	-	-	-	-	284,074	284,074	69,345	353,419

Dividends paid	-	-	-	-	-	-	(23,546)	(23,546)

Balances at June 30, 2014	808,790	$8,088	$600,384	$15,218,362	$66,009	$15,892,843	$4,730,611	$20,623,454

PEOPLES SERVICE COMPANY AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Six Months Ended June 30, 2014 and 2013

	2014	2013
Cash flows from operating activities:
Net income including income attributable
to noncontrolling interest	$366,278	$729,277
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation	257,710	272,662
Premiums and discounts on securities	371,507	403,367
Loss on foreclosed and repossessed assets	(92,891)	104,913
Loss on available-for-sale securities	162,995	-
Net change in operating accounts:
Accrued interest receivable	215,021	(39,873)
Other assets	153,780	1,234,258
Other liabilities	147,876	218,816
Deferred income taxes	-	-
Income taxes payable	(393,694)	253,207
Net cash from operating activities	1,188,582	3,176,627

Cash flows from investing activities:
Purchases of securities available-for-sale	(32,234,120)	(16,842,100)
Proceeds from maturities and sales of securities available-for-sale	33,389,927	315,000
Proceeds from maturities and sales of securities held-to-maturity	-	-
Redemption of Federal Home Loan Bank stock	(900)	15,400
Net change in loans	(4,234,714)	15,091,510
Purchases of property and equipment	(155,358)	(96,762)
Proceeds from sale of property and equipment	-	-
Proceeds from sale of foreclosed and repossessed assets	1,292,891	1,193,224
Net cash from investing activities	$(1,942,274)	$(323,728)

PEOPLES SERVICE COMPANY AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Six Months Ended June 30, 2014 and 2013

	2014	2013
Cash flows from financing activities:
Net change in demand deposits, savings
accounts, and certificates of deposit	$(7,656,616)	$(586,590)
Proceeds from borrowed funds	17,250,000	491,000
Repayments of borrowed funds	(17,250,000)	(300,412)
Cash dividends paid	(23,545)	(90,259)
Net cash used in financing activities	(7,680,161)	(486,261)

Net increase in cash and cash equivalents	(8,433,853)	2,366,638

Cash and cash equivalents - beginning of year	34,849,405	30,908,324

Cash and cash equivalents - end of year	$26,415,552	$33,274,962

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$1,047,827	$1,308,744
Income taxes	605,745	170,548

Non-cash Investing and Financing Items:

Loans charged-off to reserve	322,756	389,454
Loans transferred to foreclosed and repossessed assets	176,000	93,247